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                        ADDENDUM TO EMPLOYMENT AGREEMENT

         WHEREAS, GEN TRAK, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called "Company"), and Arthur V. Boyce, Jr. (hereinafter called "Employee") entered into a certain EMPLOYMENT AGREEMENT dated as of November 26, 1996 ("Employment Agreement"); and

         WHEREAS, the parties hereto wish to clarify and supplement their agreement effective as of January 1, 1998.

         NOW, THEREFORE, the parties hereto, for good and valuable considerations, the receive and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, agree as follows:

1. Compensation. The initial base compensation to Employee is hereby increased to One Hundred Sixty-Six Thousand Dollars ($166,000.00) per year, provided, however that up to Twenty Four Thousand Dollars ($24,000.00 dollars) of such salary per year shall be deferred until December 31, 1999: provided, however, that

         (i) Should the Employee cease to be employed by the Company or be terminated for any reason whatsoever, all deferred salary shall be paid in full to the Employee on the date of such termination; and
         (ii) In the event that the Company "goes public", is acquired or is in some other fashion placed on a sounder financial footing, all deferred salary shall be immediately paid in full to the Employee.

2. Success Fee. In addition to the provisions of paragraph 1 above, in the event that Employee shall introduce Company to any person(s) and/or entity(ies) which the Company, during the term of this the Employment Agreement or within 18 months after Employee's employment hereunder ceases, shall enter into a Transaction (as herein defined) the Company shall pay to the Employee, upon the closing of any Transaction, an amount (the "Success Fee") equal to the sum of the following percentages of the Total Consideration (as herein defined) of such Transactions.

        Success Fee               of the        Total Consideration
        -----------               ------        -------------------

        5 percent                               Up to $5 million

        4 percent                               In excess of $5 million but
                                                less than $6 million

        3 percent                               In excess of $6 million but
                                                less than $7 million

        2 percent                               In excess of $7 million but
                                                less than $10 million

        1 percent                               In excess of $10 million

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For purposes of this paragraph, a "Transaction" shall mean any transaction in which (i) the Company acquires all or any part of the assets or stock of any other entity (other than in the ordinary course of the Company's business) (ii) the Company sells all or any material part of its assets other than in the ordinary course of business, or (iii) the shareholders of the Company sell more than 50 percent of the outstanding stock of the Company. The "Total Consideration" shall mean the entire payment received by the seller of assets or stock, including any indebtedness assumed directly or indirectly by the purchaser.
         In the event an individual or individuals are involved with Employee with such introduction (collectively, the "Third Parties"), the Company shall pay the Success Fee:

         (i) In accordance with any written agreement between the Employee and the Third Parties, or

         (ii) In the absence of such an agreement, pro rata between the Employee and the Third Parties.

3. Except as specifically modified herein, the Employment Agreement shall continue in full force and affect in accordance with its terms.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its Chairman and its corporate seal affixed, duly attested by its Controller, and Employee has hereunto set his hand and seal as of the day and year first above written.



                                             Company:      Gen Trak, Inc.



By:________________________________         By:_________________________________
Attest:                                              George L. Bird, Jr.
                                                     Chairman

                                             Employee:

-----------------------------------         ------------------------------------
Witness                                              Arthur V. Boyce, Jr.

Corporate Seal: